                                                                    Exhibit 99.1

[ATALANTA SOSNOFF CAPITAL CORPORATION LETTERHEAD]

PARK AVENUE, NEW YORK, NEW YORK 10178-0008 (212) 867-5000 FAX (212) 922-1834

[GRAPHIC OMITTED]

March 22, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


                  Re: Temporary Note 3T to Article 3 of Regulation S-X


Gentlemen:


The consolidated financial statements of Atalanta/Sosnoff Capital Corporation and subsidiaries as of December 31, 2001 and for the year then ended were audited by Arthur Andersen LLP which issued its report thereon dated March 15, 2002. Arthur Andersen LLP has represented to us by the annexed letter that its audit was subject to its quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation. It also stated that availability of personnel at foreign affiliates of Arthur Andersen was not relevant to its audit.


Very truly yours,

/s/ Kevin S. Kelly
-------------------------
Kevin S. Kelly,
Senior Vice President &
Chief Financial Officer

                                             [ANDERSEN LOGO]


                                             Arthur Andersen LLP

                                             1345 Avenue of the Americas
                                             New York, NY 10105-0032

                                             www.andersen.com


To the Board of Directors and Shareholders of Atalanta/Sosnoff Capital Corporation and Subsidiaries:


We have audited the consolidated financial statements of Atalanta/Sosnoff Capital Corporation (a Delaware corporation) and subsidiaries as of December 31, 2001 and for the year then ended and have issued our report thereon dated March 15, 2002. We represent this audit was subject to our quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to this audit.


/s/ Arthur Andersen LLP
----------------------------


New York, New York
March 19, 2002












                                       33